                             RESTRUCTURING AGREEMENT

         This RESTRUCTURING AGREEMENT (this "Agreement"), is dated as of October 1, 2002, by and among InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), S.A.C. Capital Associates, LLC and SDS Merchant Fund, L.P. (together, the "Purchasers").

                                   BACKGROUND

         WHEREAS, on June 15, 2001, pursuant to that certain Securities Purchase Agreement, dated as of June 15, 2001, by and among the Company and the Purchasers (the "Securities Purchase Agreement"), the Purchasers purchased (i) convertible notes of the Company in aggregate principal amount of Ten Million Dollars ($10,000,000) (the "Notes") and (ii) warrants to acquire an aggregate of 265,487 shares of the Company's common stock (the "Original Transaction");

         WHEREAS, the Company and the Purchasers desire to restructure the Original Transaction (the "Restructuring") by (i) amending and restating the Notes, in the form attached hereto as Exhibit A, (the "Amended Notes"), (ii) entering into a Security Agreement in connection with the Amended Notes, in the form attached hereto as Exhibit B (the "Security Agreement"), (iii) the issuance of warrants (the "New Warrants"), in the form attached hereto as Exhibit C, allowing the Purchasers to acquire an aggregate of five hundred thousand (500,000) shares of the Company's common stock and (iv) entering into a Registration Rights Agreement, in the form attached hereto as Exhibit D (the "New Registration Rights Agreement"), providing for certain registration rights with respect to the New Warrants; and

         WHEREAS, the Company and the Purchasers desire to enter into this Agreement to effect certain aspects of the Restructuring and to amend certain provisions of the Securities Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

         1. Representations and Warranties of the Purchasers. The Purchasers, severally and not jointly, hereby make to the Company as of the date hereof the representations and warranties contained in Section 2 of the Securities Purchase Agreement with respect to themselves, this Agreement, the New Securities (as hereinafter defined) and the New Registration Rights Agreement, as applicable. As used in this Agreement, the term "New Securities" means the Amended Notes, including the shares of the Company's common stock issuable upon conversion thereof, and the New Warrants, including the shares of the Company's common stock issuable upon exercise thereof.

         2. Representations and Warranties of the Company. Except as modified below in this Section 2, the Company hereby makes to the Purchasers as of the date hereof the representations and warranties contained in Section 3 (other than Section 3(n) and 3(o)) of the Securities Purchase Agreement with respect to itself, this Agreement, the New Securities and the New Registration Rights Agreement, as applicable. Attached hereto are copies of the schedules called for by Section 3 of the Securities Purchase Agreement, as well as a schedule listing any other exceptions to the representations and warranties made by the Company in the preceding sentence, in each case as of the date hereof and as applicable to the representations and warranties made by the Company in the preceding sentence. The representations and warranties contained in Section 3 of the Securities Purchase Agreement are hereby modified as follows:

         a. Section 3(c). The phrase "Rule 4460(i)" is hereby deleted and the phrase "Rule 4350(i)" is hereby inserted.

         b. Section 3(f). The penultimate and last sentences are hereby deleted.

         c. Section 3(h). The date "December 31, 2000" is hereby deleted and the date "December 31, 2001" is hereby inserted.

         d. Section 3(i). The opening phrase "Except as disclosed" is hereby deleted and the phrase "Except as disclosed on Schedule 3(i) or in" is hereby inserted. The phrase "or NNM" is hereby deleted.

         e. Section 3(q). The phrase "Rule 4460(i)" is hereby deleted and the phrase "Rule 4350(i)" is hereby inserted.

         3. Covenants of the Company. Except as modified below in this Section 3, the Company hereby makes to the Purchasers the covenants contained in Sections 4(b), 4(c), 4(h), 4(i), 4(j), 4(k), 4(l), 4(m) and 4(o) of the
Securities Purchase Agreement as if made as of the date hereof, and agrees to act in accordance with Section 2(g) and Section 5 of the Securities Purchase Agreement, in each case with respect to the New Warrants and the shares of the Company's common stock issuable upon exercise thereof, as applicable. The covenants contained in Section 4 of the Securities Purchase Agreement are hereby modified as follows:

         a. Section 4(c). The phrase "take all actions necessary" in the last sentence is hereby deleted and the phrase "use its reasonable best efforts to" is hereby inserted. The phrase "to continue" in the last sentence is hereby deleted.

         b. Section 4(i). Is hereby deleted in its entirety and the following is hereby inserted so that Section 4(i) reads, in its entirety, as follows:

                  Listing. The Company shall maintain, so long as the Purchasers (or any of its affiliates) owns any Securities, the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Notes and exercise of the Warrants on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its best efforts to have its Common Stock on Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board, and will comply in all


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

                  respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to the Purchasers copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on such markets or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

         c. Section 4(j). The phrase "NNM, NYSE or AMEX" is hereby deleted and the phrase "Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board" is hereby inserted.

         4. Amendment and Restatement of the Securities Purchase Agreement. Subject to the terms of this Agreement, the Company and the Purchasers hereby amend and restate the Securities Purchase Agreement in its entirety. Except as provided in this Agreement, the Securities Purchase Agreement shall continue to apply to the warrants and notes contemplated thereby as provided therein. In connection with the foregoing, the parties agree, that Sections 3 and 4 of the Securities Purchase Agreement, are amended as provided in Sections 2 and 3 of this Agreement, such that: (i) Sections 2 of this Agreement provides for all of the Company's representations and warranties; and (ii) Sections 3 of this Agreement provides for all of the Company's covenants. To this end, the parties agree and acknowledge that: (y) each representation and warranty contained in
Section 3 of the Securities Purchase Agreement, but not specifically reaffirmed in Sections 2 of this Agreement, is extinguished; and (z) each covenant contained in Section 4 of the Securities Purchase Agreement, but not specifically reaffirmed in Sections 3 of this Agreement, is extinguished.

         5. Payments to and Reimbursement of the Purchasers. Concurrently with the execution hereof, the Company shall (i) pay to the Purchasers an aggregate of one hundred and fifty thousand dollars ($150,000) and (ii) reimburse the Purchasers for up to twenty thousand dollars ($20,000) of out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Purchasers and their affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other documents executed in connection with the Restructuring.

         6. Delivery of Notes. Upon the effectiveness of this Agreement, simultaneous with the delivery of the Amended Notes by the Company, the Purchasers shall surrender and deliver the Notes to the Company.

         7. Capital Transaction. In the event the Company completes a capital raising financing with an unaffiliated third party involving the issuance by the Company of convertible promissory notes ("New Notes") on terms that are customary and reasonably acceptable to Purchasers, and which nets the Company at least five million dollars ($5,000,000) (a "New Financing"), then, simultaneous with the closing of the New Financing (i) the Company shall redeem a portion of the Amended Notes resulting in an aggregate principal payment to the Purchasers of at least five million dollars ($5,000,000), plus the applicable premium provided for in the Amended Notes and (ii) the Purchasers shall exchange their remaining Amended Notes for New Notes (such New Notes having the same terms as those issued in the New Financing). Upon the exchange of the Purchasers' Amended Notes pursuant to the foregoing, the Security Agreement shall terminate.

         8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         9. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

         10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         11. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

         12. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company, to:

         InKine Pharmaceutical Company, Inc.
         1787 Sentry Parkway West
         Building 18, Suite 440
         Blue Bell, Pennsylvania 19422
         Facsimile:  (215) 283-4600
         Attn:  Chief Executive Officer

                  with a copy simultaneously transmitted by like means to:

                  Saul Ewing LLP
                  Centre Square West, 38th Floor
                  1500 Market Street
                  Philadelphia, Pennsylvania 19102-2186
                  Telephone: (215) 972-7701
                  Facsimile: (215) 972-1934
                  Attn:  Charles C. Zall, Esquire

         If to the Purchasers, to:

         S.A.C. Capital Associates, LLC
         c/o S.A.C. Capital Advisors, LLC
         777 Long Ridge Road
         Stanford, Connecticut  06902
         Telephone: (203) 614-2000
         Facsimile: (203) 614-2393
         Attention: General Counsel

         AND

         SDS Merchant Fund, L.P.
         c/o SDS Capital Partners, LLC
         53 Forest Avenue, 2nd Floor
         Old Greenwich, CT 06820
         Telephone:
         Facsimile:
         Attention: General Counsel


                  with a copy simultaneously transmitted by like means to:

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA 19103
                  Telephone: (215) 988-2700
                  Facsimile: (215) 988-2757
                  Attention: Stephen T. Burdumy, Esquire

         Each party shall provide notice to the other party of any change in address.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor the Purchasers shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, each Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit any Purchaser's right to transfer the Amended Notes or the New Warrants pursuant to the terms thereof and of this Agreement or to assign the Purchaser's rights hereunder or thereunder to any such transferee. In addition, and notwithstanding anything to the contrary contained in this Agreement, the New Registration Rights Agreement, the Amended Notes, the New Warrants or the New Securities may be pledged and all rights of the Purchasers under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the Purchasers' margin or brokerage account.

         14. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         15. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 1, 2 and 3 hereof shall survive for two years after the date hereof notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchasers may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless the Purchasers and each Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         16. Publicity. The Company and the Purchasers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any press release prior to its release and shall be provided with a copy thereof).

         17. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         18. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Amended Notes, the New Warrants and the New Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         19. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 of the Securities Purchase Agreement as made applicable hereto by
Section 3 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 of the Securities Purchase Agreement as made applicable hereto by Section 3 hereof), that the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the New Securities, without the necessity of showing economic loss and without any bond or other security being required.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


                                         INKINE PHARMACEUTICAL COMPANY, INC.



                                         By:
                                            ------------------------------------
                                            Name:  Robert F. Apple
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         PURCHASERS:

                                         S.A.C. CAPITAL ASSOCIATES, LLC



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        SDS MERCHANT FUND, L.P.
                                        By: SDS Capital Partners, L.L.C.,
                                        its General Partner



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:




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